PARTNERSHIP AGREEMENT
                              ---------------------
                                       OF
                                       --
                                 RSTP HOTEL LTD.
                                 ---------------

     BY THIS PARTNERSHIP AGREEMENT(the "Agreement") made and entered into effective as of the _ day of August, 19966 by and Fairdan Suites, Inc. (here-in-after "FSI") 77 North Hibiscus Drive, Miami Beach, Florida 33139, and The R&S Group, (here-in-after "R&S") a common law business associations, with offices at 1000 Royce Boulevard, Oakbrook Terrace, Illinois 60181, all of whom do hereby agree to the following terms and conditions

                                   Section 1.

                                  Definitions.
                                  ------------


          As used herein the following terms shall have the meanings set forth below:

          "Act" means the Securities Act of 1933 and/or the Securities Exchange Act of 1934, as now or hereafter amended.

     "Affiliate" means when used with reference to any specified Person: (i) any person directly or indirectly controlling, controlled by or under common control with the specified Person (ii) any Person directly or indirectly owning, controlling or holding with power to vote ten (10%) percent or more of the outstanding voting securities of the specified Person, and (iii) any officer, director, Partner, of the specified Person, and (iv) if the specified Person is an officer, director or Partner, any company or firm for which the specified Person acts in any such capacity

          "Annual Business Plan" memos any plan approved by the Partners pursuant to Section 6.03 hereof.

          "Capital Account", as to any Partner, means the capital account maintained for such Partner in accordance with the provisions of Section 5,04.

          "Cash Flow" means, with respect to any fiscal period, all cash receipts from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements, and includes proceeds from refinancing

          "Agreement" means the Partnership Agreement of RSTP HOTEL LIMITED PARTNERSHIP, a limited partnership duly filed and amended, as herein required, in accordance with (and in all respects sufficient in form and substance under) the laws of the State.

          "Code" means the Internal Revenue Code of 1996, as now or hereafter amended.

     "Distributable Cash" means, 'with respect to any fiscal period, Cash Flow less any Amounts Set aside for the restoration, increase or creation of reserves in accounts deemed sufficient by the Managing Partner for working capital, debt service, replacements, renewals, or other costs or

     "Hotel Purchase Agreement" means the Land Purchase Contract attached hereto as Exhibit A

     "Interest" means, as the requires, the interest of Partner in the Limited Partnership, including the rights and obligations of such Partner under the Limited Partnership Act and this Agreement.

     "Managing Partner" means FSI or any other Person who becomes its successor.

     "Partners" shall infer, collectively, to the Managing Partner and the Partner. Reference to a "Partner" shall be to any one of the Partners.

     "Limited Partnership" means the Limited Partnership subject to this Agreement and the Certificate.

     "Limited Partnership Act" means the Florida Uniform Partnership , as now or hereafter amended.

     "Option " means the Option to purchase the Second Hotel Site, attached hereto as Exhibit B.

     Person means any neural person, corporation, association or other legal entity.

     "Primary Hotel " means the first hotel to be developed, located in Dania, Florida on real property, the legal description of which is attached hereto as Exhibit "C".

     "Primary Hotel Site' means the land on which the Primary hotel is to be developed, located in Dania, Florida, legal description of which is attached hereto as Exhibit "C".

     "Second Hotel" means the second hotel to be developed, located in Dania; Florida on real property, the legal description of which is attached hereto as Exhibit "D".

     "Second Hotel Site" means the land on which the Second Hotel is to be developed, located its Dania, Florida, legal description of which is attached hereto as Exhibit "D".

     "State? means the State Florida.

     "Transfer" means any sale, assignment, pledge, encumbrance, disposition or outer transfer (or the sufferance of any of the foregoing to occur, whether voluntarily or involuntarily, or by operation of law or otherwise.)

     "Withdrawal." when used with reference to a Partner, shall occur upon (i) the Transfer of such Partners Interest, (but not any assignment by a Partner of its beneficial interest in airy fees or distributions due or which become due to such Partner under this Agreement), provided however that R&S may assign its interest to a successor, related, or affiliated entity, and a any such transfer by R&S shall not constitute a withdrawal as defined herein or (ii) the dissolution, liquidation or bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be did to occur when such Partner is voluntarily adjudicated a bankrupt or insolvent, or seeks, consents to or does not contest the appointment of a receiver or trustee for itself or for all or any  part of its  property,  or  files  a  petition  seeking  relief  under  the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any state or in any other competent jurisdiction, or makes a general assignment for the benefit of creditors, or admits in writing an inability to pay his or its debts as they may mature, or a petition is filed against such Partner seeking relief under the bankruptcy, arrangement, reorganization or other debtor relief laws of the United States or any competent jurisdiction, or a court of competent jurisdictions enters an order, judgment or decree appointing, without the consent of such Partner, a receiver or trustee for it or for all or any material part of its property, and such petition shall not be dismissed or such order, judgment or decree shall not be discharged or stayed within a Period of ninety (90) days after its entry. ?Withdrawn? means the taking or suffering of any action. constituting a Withdrawal. "Withdrawn? means having taken or suffered any action constituting a Withdrawal. "Withdrawal" shall not include a permitted pledge oar encumbrance of a Partner's interest in the Limited Partnership as collateral security for any loans made to the Limited Partnership, directly or indirectly, by the pledgee.

                                   Section 2.

                      Continuation: Name; Principal Office
                      ------------------------------------


2.01 Continuation
-----------------

          Upon the admission of the Partners into the Limited Partnership, the Partners shall continue the Limited Partnership as a Limited Partnership pursuant to the provisions of the Limited Partnership Act and other applicable laws of the State. The Partners shall promptly amend the Certificate and such other documents in such public offices in the State as shall be required under the law of the State to give effect to the provisions of this Agreement and to preserve the character of the Limited Partnership as a Limited Partnership.


2.02 Name.
----------
          The Limited Partnership shall be conducted under the name RSTP HOTEL LTD. or such other name as the Partners shad hereafter designate by amendment.

2.03 Principal Office.
----------------------
     The principal office of the Limited Partnership shall be located at 77 North Hibiscus Drive, Miami Beach, Florida 33139.

                                   Section 3.

     The purposes of the Limited Partnership are (i) to purchase the land described in Exhibit C hereto and made a part hereof pursuant to the Hotel Land Purchase Agreement (ii) to develop the Primary Hotel, and Second Hotel, if feasible, on the portion of the land described in Exhibit D hereto, and (iii) in connection therewith to obtain all necessary government and regulatory approvals, franchises and other activities as may be necessary or advisable in connection with the development, management and disposition of the Primary and Second Hotel.

                                   Section 4.

                                      Term
                                      ----

     The term of the Limited Partnership shall continue until December 31, 2016, unless sooner terminated in accordance with the provisions of Section 15 hereof or as otherwise provided bylaw.


                                   Section 5.

                 Partners; Interests in the Limited Partnership:
                 -----------------------------------------------

5.01 Partners
-------------
     The names and addresses of the Partners of the Limited Partnership are:
FSI
77 North Hibiscus Drive
Miami Beach, Florida 33139



The R&S Group
C/o Health Care  Centers of  America,  Inc.
1000 Royce  Boulevard
Third Floor
Oakbrook Terrace, Illinois 60181

5.2 Capital Contributions of the Partners.
------------------------------------------

PARTNER CAPITAL CONTRIBUTION
          Each Partner shall contribute $5,000.00 to the capital of the Partnership. R&S Group shall also contribute the necessary cross parking and other easements necessary to develop the Sites as hotels in lieu of unity of title.

5.3 Other Obligations of the Partners
-------------------------------------

A. In addition to the capital contn'butioa afore mentioned, FST shall contribute its efforts and know how to determine the feasibility of a IoW or hoWs at the site and the appe;araace, size and location thereof, and use its best efforts a) to obtain a franchise agreement with Marriott Hotels on terms acceptable to bath partners; b} drain financing guilftcient far the development and construction of tile hotel and for the irtfrastruct9tre necessary to bring sewer, water, other ut, ingress arid egress, to tbc site: G) retain, and ads payment to, engineers to prepare necessary plans and specifications for the ronstructiart of the required infrastructure; d) retain, and advance payment to, an architect to prepare drawings as shall be needed initially to obtain a franchise and financing, and if successful, to prepare drawings for the construc:tian of the hotel; e) retain,, ,with the approve! of the other Farmer, a consrucxioa contractor and err into a construction contract far the erection of the hotc3, which approval will not be unreasonably witbhdd: #) retain an isrterior designer, if necessary, for design of the interior of the hotel; axed S) acquire the necessary 1fctrniture, fixtures and oquipnm and laadscsping for the hotel,
8. The obligations ofR 8c S in addition to the capital conttibution above set Earth, shall be: a) to cause the title bolder to the Hotel Sites to cnta onto cad perform a contract of sale of the hotel ate or sites to the l:.irrdted Partnership, which contract shall be ire the form attached hereto a5 Exhibit A;
b) cause the title holder to sul~ecx the primary hotel site to the lien ofa first mortgage to obtain the funds required to construct the necessary infrastructure for the hotel site acid to construct; furnish and equip the hotel, pursuant to plans and sins to be agrood upon by both Partners; and c) to provide all necessary casements on the Krilich plat.

5.04 Loans by the Partners.
---------------------------
In addition to the above specific; advances , FSI shall loan or cause to be loaned to the Limited Partnership such sums as the Partners deem appropriate and necessary for the conduct of the Limited Pat2uarship's business. Loans made bar FSI shelf be due upon the closing of the Purchase Agreecne>2t for the Hotel Land. Upon full payment of the Land Purchase Agrt. no fUrtler advances shall be required. Either Partner tray ads say funds required at 2'%6 over LIBOR

5.05Franchise and Mortgage Obligations.
---------------------------------------

          In the event that within seven (7) months after the date hereof, a) FSI does not obtain, a franchise a,natt for the prisraary hotel site with hrlarriott International Inc. or such alternate franchise aSrecmerrt as shall be agreeable to boot parts, which agreement shall not be unreasonably withheld, or
b) the Partnerstrip does not obtain a comnxittttent for financing of the Priknary Rote! Site sufficient to pay all development expenses and tile cost of erection of such hotel arid fixrniishang and fixtures thereof, this Partnership shall terminate cad neither party sha11 bane any further obligation to the other, except that R&8 shall repay PSI expanses as provided is Section 5.6 below, provided, however, that if FSI shalt undertake to advance any necessary short fell, this agreement shall not termi,aaae. It is agreed that R&S will have the right of approval of the temts and conditions of the mortgage, which approval shall not be unreasonably withheld.


5.5 Development Expenses
------------------------

          The parties acknowledge that R&S is, or has power of attorney to act on behalf of, the owner of property of which the hotel site forms a part known generally as the property described on the Krilich plats, copies of which plats are attached hereto as Exhibits and R & S and FSI agree that it is to be the obligation of each site on the plats to bear total infastructure costs proportionally on a per square foot basis. It is antcipated that development of the infastructure necessary for the hotel site itself will result in expenditure of funds for improvements beneficial to the entire property. It is therefore agreed that upon completion of the infrastructure for the entire site, a determination shall be made of the appropriate share of the hotel site of such infrastructure costs and, to the extent that the hotel site, through this partnership, has paid funds in excess of the proprotionate share of this partnership, said funds shall be repaid to the partnership . To the extent that said funds were advanced by FSI and have not been repaid, the partnership shall promptly repay FSI. To the extent that said funds were included in the development and construction mortgage on the hotel sites the mortgage shall be prepaid to the extent of such amount. The repayment required herein shall be made at the earliest of the following: a) sale or lease of the first non hotel lot located on the overall site; b) closing of the purchase agreement of the Second Hotel Site; or c) five years after completion of the total development work, excluding the placing of the final lift of asphalt on the streets in and abutting the site where such streets are the responsibility of the developer. The cost will be included in the overall determination of cost to be apportioned shall include all on-site work, such off-site work as is necessary to bring utilities to the site, all engineering costs, all impact costs, costs of all permits, and plats of subdivision, if necessary, the improvement of all streets required to be improved whether located on-site, off-site, or partially on-site, and interest to the hotel partnersbip on the non botel portion of the cost. To the extent that any street or utility work is performed off-site, the partnership will use its best efforts to obtain an agreement for recapture of such costs upon development of other property benefited by the improvements for herein. R&S shall reimburse FSl for its loan to the Partnership for the engineering expenses if the plans are approved and the Partnership does not obtain financing or franchising acceptable to both Partners.

5.07 Capital Accounts
---------------------

          A capital account shall be maintained for each Partner in accordance with federal income tax accounting principals. The capital account of each Partner shall be increased by (i) the amount of any cash and the fair market value of any property contributed to the Limited Partnership by such Partner (net of liability secured by such contributed property that the Limited
Partnership is considered to assume or take subject to); (ii) the amount of Limited Partnership income and gain or items thereof allocated to such Partner; and (iii) such Partner's prorate share (determined in the same manner as such Partner's share of income gains, losses, deductions and credits) of any other account received by the Limited Partnership during such year which is exempt from federal income tax. The capital account of each Partner shall be reduced by
(i) the amount of money  distributed  to the Partner by the United  Partnership;
(ii) the fair market value of property distributed by the Limited Partnership to the Partner (net of liabilities secured by such distributed property that the Partner is considered to assume or take subject to): (iii) the amount of Limited Partnership losses and deductions or item thereof allocated to the Partner, (iv) such Partners prorate share (determined in the same manner as such Partner's share of income, gains, losses, deductions or credits) of any other expenditures of the Limited Partnership which are reflected in the capital accounts.

                                   Section 6

                        Rights and Duties ofthe Managing Partner
                        ----------------------------------------

6.01 Management of Limited Partnership Business.
------------------------------------------------

     The Managing Partner shall be responsible for the management and control of the Limited Partnership's business and shall devote so much of its time and attention to the Limited Partnership as is reasonably necessary and advisable to manage the affairs of the Limited Partnership. The FSI, or an affiliate of the FSI shall manage the Primary Hotel, and Second Hotel if built, for a management fee of five (5%) percent of gross hotel revenues pursuant to the Management Agreement attached hereto as Exhibit E.

6.02 Specific Rights and Powers
-------------------------------

     Among the rights and powers which the Managing Partner shall have are, by way of illustration, but not by way of limitation, provided that such exercise is reasonably consistent with the then applicable Annual Business Plan, the following.

     (i) to purchase, lease, exchange, trade or sell Limited Partnership property at such price, rental or amount for cash, security or other property, with the consent of the Limited Partner;

     (ii) to execute and deliver, on behalf of the Limited Partenership all documents as may be required to be executed and delivered as behalf of the Limited Partnership in connection with the operation of the Primary Hotel and Second Hotel;

(iii)subject to approval of R&S, to pay fees relating to the arrangement for any financing,

(iv) subject to the approval of RCS, to borrow money for Limited Partnership purposes and to refinance or modify any loan to the Limited Partnership, provided, however, that R&S hereby agrees to subordinate the Primary Hotel Site to a construction mortgage and permanent financing in the amount of 80% of the total cost of the Primary Hotel, including 100% of the development costs, working capital, and a reserve for contingencies;

(v) to invest funds of the Limited Partnership, including funds as reserves, in certificates of deposit, interest bearing time deposits in state or national banks. United States Government securities, bank repurchase agreements, bankers' acceptances or money market funds.

(vi) to acquire, enter into, and pay for, any contract of insurance which it reasonably deems necessary and proper for the protection of the Limited Partnership, for the conservation of the assets of the Limited Partnership, or for any purpose beneficialto the Limited Partnership, or the Partners, including, without limitation, insurance for the purpose of enabling the Limited Partnership to satisfy its obligation to indemnify the Partners under Section
6.04 hereof;

(vii) to bring or defend, pay, collect, or arbitrate, resort to legal action, or otherwise adjust claimsor demands of, or against, the Limited Partnership;

(viii) tp establish reasonable reserve funds to provide for future requirements of the Limited Partnership;

(ix) to perform or cause to be performed all of the Limited Partnership's obligations under any agreement to which the Limited Partnership is a party,

(x) to loan, or cause to be loaned, funds to the Limited Partnership; and

(xi) to maintain the Limited Partnership's account records of all Partners, as well as the books of account of the Limited Partnership


6.03 Annual Business Plan.
--------------------------

          No later than thirty 130) days prior to the end of the then current Fiscal Year, the Managing Partner shall prepare a business plan (the "Annual Business Plan") for the next Fiscal Year. No material changes or departures for any item in an approved Annual Business Plan shall be made by the Managaing Partner without the prior approval of all Partners. Each Annual Business Plan shall include the following:

(a) A narrative description of any activities proposed to be undertaken: (b) A projected annual income statement (accrual basis) on a quarter-by-quarter basis;
(c) A projected balance sheet as of the end of the period; (d) A schedule of projected operating cash flow (including itemized operating revenues; Project costs, and Project expenses) for such Fiscal Year on a quarter-by-quarter basis, including a schedule of projected operating deficits, if any; (e) A marketing plan indicating the portions of the Project that the Managing Partner recommends be made available for lease and the proposed terms and conditions relating thereto; (f) A description of any proposed construction and capital expenditures, including projected dates for commencement and completion ofthe forgoing; (g) A development schedule identifying the projected development periods as well as the times for completion of the various stages of thee Project and the costs attributable to each such stage; (h) A description of the proposed investment of any funds of the Partnership which are (or are expected to become) available for investment (i) A description, including the identity of the recipient (if known) and the amount and purpose, of all fees and other payments proposed or expected to be paid for professional services and, if a fee or payment exceeds $10,000.00, for other services rendered to the Partmership by third parties; and (j) A detailed. description of such other information, plans, maps, contracts, agreements, or other matters necessary in order to inform the Partners of all matters relevant to the development, operation, management, and sale of thee Project or any portion thereof.

6.04 Implementation of Plan by the Managing Partner
---------------------------------------------------

          The Managing Partner shall, subject to the limitations contained herein and the availability of operating revenues and other cash flow (as long as the Managing Partner has used reasonable efforts to maximize the same), implement the then applicable Annual Business Plan. The Managing Partner shall promptly advise and inform the Partners of any transaction, notice, event, or proposal directly relating to the management and operation of the Project which does or could significantly affect, either adversely or favorably, the Project or the Partnership or cause a significant deviation from the Annual Business Plan.


6.05 Other Business Ventures
----------------------------

     Any Partner or any officer, director, employee, shareholder or other person holding a legal or beneficial interest in any entity which is a Partner, may engage in, or possess as interest in, other business ventures of every nature and description, independently or with other, including, but not limited to, acquisition, ownership, operation and sale of hotels or motels, other commercial real estate, and neither the Limited Partnership nor the Partners shall have any right by virtue of this Agreement or the relationship created thereby in or to such independent ventures or to the income or profits derived therefrom.
     Nether Robert Krilich, R&S Group, or any Affliate, shall develop, or sell for development, as a hotel or motel, any portion of the Krilich Plat, during the Option period for the Second Hotel Site. If the Partnership does not exercise its Option to purchase and develop the Second Hotel Site as a hotel, and does not develop two hyundred rooms in the agregate between the Primary and Second Hotel Site, Robert Krltich, R&S Group, or an Affiliate may develop, or sell for development, as a Hotel with no more than one hundred and fifty rooms, a portion of the Krilich Plaat. The no additional Motels shall be developed on the Krilich Plat without the consent of FSI, so long as FS1 is a Partner in the Partnership,
       Neither Partner, Michael Thomas or Robert Krilich or an Affiliate or any entity in which they directly or indirectly, hold an interest, may own or manage a hotel within two miles of the Prlnrary Hotel Site without the consent of the other Partner, accept as set forth above, during the period that the Partner is a Partner in this Limited Partnership. FSI ownership an management of the Comfort Inn and Hampton Inn & Suites (and their successor hotels, if any) are expressly excluded from this prohibition.

                                   Section 7.

                          Property Management Expenses
                          ----------------------------

7.01 Management.
----------------

     The Managing Partner shall be responsible for the management of the day-to-day operations of the Limited Partnership. The Managing Partner may employ other parties, including Affiliates, to assist it in the performance of such obligations, provided that the amounts paid to any affiliated parties shall be no greater than the amount customarily charged in arms-length transactions by others rendering similar services at comparable facilities.

7.02 Expenses.
--------------

     Except as otherwise provided herein, the Limited Partnership shall pay all expenses of its operations (which expenses either may be billed directly to the Limited Partnership or reimbursed to the Partners or their Affiliates) which may include, but are not limited to:

(i) all costs of borrowed money and taxes applicable to the Limited Partnership;

(ii) all costs for goods and materials, whether purchased by the Limited Partnership directly or by the Partners on behalf of the Limited Partnership;

(iii) legal, audit, accounting and other professional fees;

(iv)  fees and  expenses  paid to  independent  contractors,  mortgage  bankers,
brokers  and  services,  leasing  agents,  consultants,   real  estate  brokers,
insurance brokers and others;

(v) expenses of organizing, revising, amending, converting, modifying or terminating the Limited Partnerhip;

(vi) expenses in connection with distributions made by the Limited Partnership to, and communications and bookkeeping work necessary in maintaining relations with, Limited Partners, including the cost of printing and mailing to such persons notices and reports of matters pertaining to the Limited Partnership;

(vii) costs of any accounting, statistical or bookkeeping eqwuipment necessary for the maintainance of books arid records of the Limited Partnership;

(viii) costs incurred in connection with any litigation in which the Limited Partnership is involved, as well as in the examination, investigation or other proceedings conducted against the Limited Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; and

(ix) costs of any computer services or equipment or of services of personnel uses for or by the Limited Partnership.

                                   Section 8.

                                  Allocations.
                                  ------------

8.01 General Rule.

Income, gain, loss, depreciation, deduction or credit of the Limited Partnership shall be allocated fifty (50%) percent to each Partner, in accordance with tax accounting principles applied in a consistent manner.

8.02 Allocation on Sale or Disposition.

Gain or loss on the sale or other disposition of Limited Parlnasbip property shall be allocated fifty (50%) percent to each Partner.

                                   Section 9.

                                 Distributions.
                                 --------------

9.01 Cash Flow Distributions.

     Except as provided in Section 9.02, distributions of Distributable Cash, except proceeds of refinancing, shall be as follows:

(a) First, interest on the Hotel Land Purchase Agreernent will be paid ;

(b) Second, an amount equal to 20% of the net profits of the Partnership, equally to each Partner;

(c) Third, 70% of the remaining Distributable cash will then be distributed to the Seller of the Hotel Land and reduce the amount owing on the Hotel Land Purchase Agreement;

(d) Fourth , the remaining 30% of the Distributable Cash will then be distributed to FSI to the extent of advances made by FSI to the Partnership; and;

(e)Fifth, to the extent the 30% distributable to FS1 in repayment of advances exceeds the advances made by FS1, such excess shall be distributed fifty (50%) percent to each Partner.

(f) It is agreed that until payment has been made for the land, reserves of the hotel company shall not exceed 2% of gross income the first year, 3% the second year, 3% the third year, and 4% the fourth year.

EXAMPLE:

     For exaple, assume the outstanding amount on the Hotel Purchase Agreement was $1,300,000.00, the FS1 had advanced $50,000.00, and the gross income of the Partnership was $2,000,000 for the first year. The anticipated net operating income would then be 8,000,000.00, reduced by the construction mortgage payments of an assumed $400,000.00. which would constitute the net partnership income, which would be reduced by the capital improvement reserve in the amount of $40,000.00, leaving Distributable Cash in the amount of $360.000.00. Interest would then be paid on the outatand%ng purchase price of $1,300,000.00 in the amount of $75,000.00. Next, the R&S Group and FSI would each be distributed $20,000.00 (20% of net partnership income, divided equally), leaving $245,000.00, which would then be distributed 70% to the Land Owner in the amount of $171,500.00 in reduction of the purchase price (reducing the outstanding Purchase Price to $1.047,500.00 end 30% to the FSI to the extent of its advances (in this example $73,500.00 would be available for distribution to the FSI, but the advances were only $50,000.00 thus $50,000.00 would be distributed to the FSI, leaving $23,500,00 to be distributed equally, $11,750.00 each to R&S Crioup and the FSI.

9.02 Liquidating Distributions.
-------------------------------

     The net cash proceeds of a sale, exchange or otber disposition of all or substantially all of the Limited Partnership's assets constituting a dissolution of the Limited Partnership shall be applied as fcAows:

(i) to payment of debts and liabilities of the Limited Partnership and the expenses of liquidation;

(ii) to the payment of the balance of the Land Contract and the payment of Advances proportionately;

(iii) to the setting up of such reserves as the person required by law to wind up the Limited Partnership's affairs may reasonably deem necessary for any contingent liabilities or obligations of the Limited Partnership, the balance of such reserves, if any, to be distributed as hereinafter provided: and


(iv) then, the balance to the Partners equally in accordance with the positive balances of the Capital Accounts, as adjusted for any gains or losses resulting from such liquidating sale, exchange or other disposition as required by Paragraphs 5.02 and 8.02.

                                   Section 10.

                    Restrictions on disposition of Interests.
                    -----------------------------------------

10.01 Generally
---------------

     Other than a transfer to an Affiliate, except as otherwise expressly provided in this Section 10, a Partner shall not Transfer all or any part of such Partner's Interest, or any rights therein, to any other Person, whether or not a Partner, unless the Transfer is effected in compliance with the following conditions:

(a) the Transfer shall be set forth in a written instrument in form and substance acceptable to legal counsel for the Limited Partnership, which provides for the payment by the parties to the Transfer of all reasonable expensese inccured by the Limited Partnership in connection with the transfer, including but not limited to the cost of obtaining opinions of legal counsel;

(b) the written consent of the remaining Partners.

10.2 Transfer of Decedent's Interest,
-------------------------------------
     The Interest of a Partner who has died shall be assigned, at the request of the decedent's duly qualified personal representative. subject to the restrictions set forth in Section 10.03, to the person entitled to distribution of the decedent's Interest under the terms of the decedent's wi1l or, if the decedent died without a will, under the applicable intestacy statute, upon (i) full compliance with all of the conditions set forth in Section 10.06, other than clause (ii) thereof, (ii) delivery to the Managing Partner by the personal representatives of waivers, release and other documents required by applicable law, and (iii) if requested by the Managing Partner, delivery to the Managing

Partner of an opinion of counsel acceptable to the Partners to the effect that such person is the proper beneficiary of the decedent's Interest, supported by such assurances and documentation as the Managing Partner may, in its discretion, require. Such represenattive shall not become a Partner without the written consent of the other Partner.


10.03 Prohibited Transfer.
--------------------------

     Any purported Transfer of an Interest otherwise than in accordance with this Section 10 shall be of no effect as between the Limited Partnership and the purported transferee anl shall be unenforceable as against the Limited Partnership and the Partners. The Partners shall not be charged with actual or constructive notice of any such Transfer and the Partners are expressly prohibited from making allocations and distributions under this Agreement in accordance with any such purported Transfer.

10.4 Buy and Sell Agreement
---------------------------

The Partners shall have the rights of purchase and sale provided by this Section 10.4, to be exercised by delivering a notice (an "Election Notice"). The Partner giving Election Notices as provided herein is referred to as the "Electing Partner," and the Partner receiving the Election Notice is referred to as the "Notice Partner.".


     (a )Invocation of Buy-Sell Procedure. Commencing one year after the Primary Hotel opens for business either Partner may, at any time, invoke the Buy-Sell Procedure. This buy-sell procedure may be invoiced by the giving of a single written Election Notice to the other Partner. Such Election Notice, to be valid, shall state an amount (the "Stated Amount") to be used as the aggregate Gross Asset Value of the Partnership Property in computing the Net Equity of the Partnership's Interest, shall be given to the Notice Partner, accompanied by an Earnest Money Deposit in the amount of $5% of the Net Equity to he held in a joint direction interest bearing account by Escrow Agent, which shall be Attorneys Title Insurance Fund, Inc.,


     (b) Effect of Election Notice; Buy-Sell Price. An Election Notice shall constitute an irrevocable offer by the Electing Partner either to (1) purhase all, but not less than all, of the Interests of the Notice Partner. or (2) sell all, but not less than all, of the Interests to the Notice Partner. The price at which the Interest of any Partner is purchased and sold under this Section 10.4 (the "Buy-Sell Price" of such Interest) is the Net Equity thereof; determined as of the Election Day ( the date of the Notice Election), as set forth in the Election Notice.


     (c) Notice Partner's Election to Purchase or Sell. For a period (the "Election Period") ending at 11:59 P.M. (local time at the Partnership's principal place of business) on the one hundred and eightieth day following the Election Day, the Notice Partner shall have the right to elect to purchase the Interest of the Electing Partner by giving Notice in writing to the Electing Partner, accompanied by an Earnest Money Deposit in the amount of 5% of the Net Equity, to be held in an interest bearing account by Escrow Agent, prior to the termination of the Election Period. If the Notice Partner properly elects to be the Purchasing Partner, the Electing Partner's Earnest Money Deposit, and interest thereon, shall be released to him by the Escrow Agent forthwith. If the

Notice Partner does not timely elect to purchase the Interest of the Electing Partner, the Notice Partner shall become a "Selling Partner" and still be obligated to sell its Interest to the Purchasing Patner.

(d) Terms of Purchase; Closing. The Closing of the purchase and sale of the Selling Partner's interest shall occur on a date and time mutally agreeable to the Purchasing Partner and the Selling partner, which shall not be later than 10:00 A.M. (local time at the place of the closing) on the first Business Day occurring on or after the ninetieth day following the last day of the Election Period, and at such place as is mutually agreeable to the Purehasing Partner and the Selling Partner, or upon the failure to agree, at the principal place of business of the Partnership or the Purchasing Partner's lender, provided said Lender's. office is in Broward or Dade County, Florida. At the closing the Purching Partner shall pay to the Selling Partner, by cash or other immediately available finds, the Buy-Sell Price for which such Purchasing Partner is liable, and the Selling Partner shall deliver to each Purrhasing Partner good title, free and clear of any liens, claims, encumbrances, security interests, or options (other than those created by this Agreement), to the Selling Partner's Interest thus purchased. At the closing the Partners shall execute such documents and instruments of conveyance as may be necessary or appropriate to effectuate the transactions contemplated hereby, including, without lien, the Transfer of the Interest of the Selling Partner to the Purchasing Partner and the assumption by each Purchasing Partner of each Selling Partner's obligations with respect to the Selling Partner's Interest transferred to ,such Purchasing Partner. The reasonable costs of such Transfer and closing, including, without limitation, filing fees, shall be divided equally between the Selling Partner and the Purchasing Partner. Each Partner shall pay its own attorneys' fees. If the Purchasing Partner defaults on the Purchase of Selling Partner's Interest, the Earnest Money, including interest thereon, shall be released to the Selling Partner. If the Selling Partner defaults on its obligations to sell its Interest to the Purchasing Partner, the Purchasing Partner slall be entitled to specific performance and injunctive relief without posting a bond therfor.


(e) If the Electing Partner is the R&S Group, such election shall not accelerate the due date of thee Hotel Land Purchase Agreement. If FS1 becomes the purchasing Partner, then the amount outstanding on the Land Purchase Agreement Shall accelerate and become due on the date of payment for the Selling Partner's Interest. If the Purchasing Partner is the R&S Group, the R&S Group shall cause FS1 to be removed as Guarantor of any or all mortgages, leases or other financing arrangements concerning the Partnership as a condition of the election on or before time time of Closing.


10.05 Indemnification.
----------------------

     Each Partner shall, to the full extent permittied by law, indemnify and hold harmless the Limited Partnership, and every remaining Partner who was or is a party or is threatened to be made a party to any threatened, pending or oompleted action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason or arising from any actual or alleged misrepresentation or misstatement of fact or omission to state any fact made (or omitted to be made) by such Partner in connection with any transfer of all or any part of his interest or the admission of a substitute Partner to the Limited Partnerrship, against all liabilities, losses, costs, damages and expenses such as shall have been actually and reasonably incurred in connection with such action; suit or proceeding and such as shall have been actually and reasonably incurred in enforcing this indemnity.

10.06 Requirements for Substitution
-----------------------------------

     No transferee of the whole or any portion o_f a Partner's Interest shall become a substitute Partner in place of his transferor unless all of the following conditions are satisfied:

(i)The written consent of the remaining Partners to the substitution, which may be withheld without cause is given;

(iii) the duly executed and acknowledged written instrument of transfer which has been filed with the Limited Partnership sets forth the intention of the transferor that the transferee become a substitute Partner"

(iii) the transferor and transferee execute and acknowledge such other instruments as the remaining Partners may deem necessary or desirable to effect such admission; including the written acceptance and adoption by the transferee of the provisions of this Agreement; and

(iv) all other requirements set forth herein to the making of any Transfer of all or any part of an Interest, including without limitation those set forth in Sections 10.01 and 10.02 have been satisfied.

I0-07   Amendment  to Certificate.
----------------------------------

     The Managing Partner is required to amend the Certificate of Limited Partnership annually as reqwuired. Until the Certificate of Limited Partnership is so amended, an assignee shall not become a substitute Partner.


10.08 Partner's Bankruptcy, Insolvency, etc.
--------------------------------------------

     Upon the bankruptcy,insolvency, dissolution or other cessation to exist as a 1ega1 entity of a Partner which is not an individual, the authorized representative of such shall have all the rights and obligations of such Partner and such power as such entity possessed to Transfer its Interest in the Limited Partnership and to join with such transferee in making application to substitute such transferee as a Partner. Such representative shall not become a Partner without the consent of the remaining Partner.

10.09 Void Transfers.
---------------------

     Any Transfer of an Interest, or any part thereof in contravention of any of the provisions of this Ageement shall be null and void and shall not bind the Limited Partnership or the Partners.


10.10 Vote of Psartners
-----------------------

     In the event a vote of the Partners shall be taken pursuant to this Agreement for any reason, a Partner shall be taken any Interest properly transferred by him in respect of which the transferee has not become a sugbstutute Partner.

                                   Section 11

                     Books, Records,Accounting and Reports
                     -------------------------------------


11.01 Availability.
-------------------

     At alt times during the existence of the Limited Partnership, the Managing Partner shall keep or cause to be kept full and true books of account in accordance with the accounting method followed by the Limited Partnership for Federal income tax purposes
     Such books of accounts, together with a copy of this Agreement and any amendments thereto shall be maintained at the principal place of business of the Limited Partnership. Any Partner or his or its duly authorized representative shall have the rigbt at any time to inspect and copy from such books and documents during normal business hours upon reasonable notice.

11.02 Reports
-------------

(a) The Managing Partner shall have prepared at least once annually, at the expense of the Limited Partnership, documents containing:

(i) Form 1065 and Internal Revenue Service Form K-1 or similar form as may be required by the Internal Revenue Service stating the Partner's allocation of income, gains, losses, deductions or credits for the Fiscal Year.

(ii) a statement of net cash flow;

(iii) annual reviewed financial statements consisting of balance sheet, statements of income and expense, changes in Partners' capital and changes in financial position, provided , however, that the Managing Partner shall cause to be prepared a certified financial statement for the year in which the construction of the hotel is completed; provided further that the Managing Partner will obtain a certified financial statement, at the Limited Partner's expense (unless the certified financial statement reveals a verified discrepancy in gross revenues or gross expenses of more that 2% unconnected to the Management Company's report, in which event the cost of the certified financial statement shall be borne by thee Managing Partner), if so requested; Discrepancies arising from accounting procedures shall not be considered a deviation.

(iv) such outer information as is necessary for the preparation by the Partners of their federal, state and local or other tax returns. Docuuamts prepared pursuant to subsection (i), (ii) and (iii) hereof will be distributed as soon as practicable after the close of each Fiscal Year; and

(v) The Managing Partner shall provide quarterly profit and loss statements to the Partners.

(b) The Managing Partner, at the expense of the Limited Partnership, will cause to be prepared and timely filled with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with such entities under the current applicable laws, rules and regulations. Such reports will be prepared on the accounting or reporting basis required any such regulatory bodies. Each Partner will be provided with a copy of any such report without expense to him. The Managing Partner will cause all tax and information returns for the Limited Partnership to be prepared and timely filed with the appropriate authorities.

                                   Section 12

                                  Bank Accounts
                                  -------------

     All funds of the Limited Partnership are to be deposited in the Limited Partnership's name in such bank account or accounts as may be designated by the Managing Partner and shall be withdrawn on the signature of a Managing Partner, or such other Person or Persons as the Managing Partner may authorize,, subject to the approval of R&S, which approval shall not be unreasonably withheld.


                                   Section 13

                              Meetings, Amendments
                              --------------------

13.01 Meetings.
---------------

(a) A Partner may at any time call a meeting of the Partners upon ten days written notice or call for a vote of the Partners without a meeting for any purpose authorized under the Limited Partnership Act or this Agreement. If no meeting has been called a Partner shall notify all Partners of the Matter or matters to be voted upon and the date upon which the votes will be counted. Any LLimited Partnership meeting or the date upon which such votes, without a meeting, will be counted shall be no less than ten (10) nor more than sixty (6O) days following mailing of the notice thereof by the noticing Partner. All expenses of the voting and such notification shall be borne by the Limited Partnership. The Managing Partner shall preside over any such meeting.

(b) Each Partner shall be entitled to cast one vote at the meeting in the following manner

(i) at a meeting, in person, by written proxy or by a signed writing directing the manner in which such Partner desires that his vote be cast, which writing must be received by the Managing Partner prior to such meeting: or

(ii) without a meeting by a signed writing directing the manner in which such Partner desires that his vote be cast, which writing must be received by the Managing Partner prior to the date upon which the votes of Partners are to be counted.

Only the votes of Partners of records on the date that the Partner gives the Partners notice of the vote, whether at a meeting or otherwise, shall be counted. The laws, rules and regulations of the State pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Partners.

(c) No Partner shall have the right or power to:

(i) withdraw or reduce its contribution to the capital of the Limited Partnership except as a result of the dissolution of the Limited Partnership or as otherwise provided by law or this Agreement;

(ii) cause the dissolution and termination of the Limited Partnership by court decree or otherwise, except as set forth in this Agreement

13.02 Amendments.


(a) The Partners shall submit to the Partners the text of any proposed amendment to this Agreement and any Statement by the proposer thereof and any Statement by the proposer thereof relating thereto. The Partners may include in any submission the Partners' views as to the proposed amendment. Subject to the provisions of Section 10.02 hereof, any such proposed amendment shall be adopted if, within ninety (90) days after the submission thereof to the Partners, Partners owning seventy-five (75)% percent or more of the Units shall have consented thereto, provided such amendment is not for the purpose of the reduction of the rights or interests, or enlargement of the obligations, of the Partners and, provided, however, that this subparagraph shall not be applicable with respect to the addition or substitution of Partners of the reduction of Capital Accounts upon the return of capital to the Partners. The effective date of an amendment pursuant to this Section 15.02 shall be the date of which the required consents shall have been given. Any proposed amendment which is not adopted may be resubmitted, by not more than once every six (6) months.


                                  Section 14.


14.01  Death,  Insanity,  Bankruptcy,  Withdrawal  or  Expulsion  of the General
--------------------------------------------------------------------------------
Partner
-------

     In the event of the death, insanity, bankruptcy, withdrawal or expulsion of the General Partner, the Partnership shall terminate unless the Limited Partner elects to apoint a new General Partner.

14.02 Events Causing Dissolution
--------------------------------


     The Limited Partnership shall be dissolbed upon the occurrence of any of the following events:

(i) The written consent or affirmative vote to dissolve the Limited Partnership by Partners owning more that (50%) percent of the Interests;

(ii) The disposition of all or substantially all of the Limited Partnership's assets;

(iii) The expiration of the Limited Partnership term pursuant to Section 4 hereof; and

(iv) The happening of any other event causing the dissolution of the Limited Partnership under the laws of the State.

14.03 Liquidation of Assets and Application of Proceeds
-------------------------------------------------------

(a) Upon the dissolution of the Limited Partnership, the Managing Partner (or such other person required by law to wind up the Limited Partnership;s affairs)shall liquidate and reduce to cash the Limited Partnership Assets as promptly as is consistent with obtaining the fair value thereof in accordance with the provisions of Section 9.02 hereof. In connection with any such winding up and liquidation, the books and records of the Limited Partnarship shall be closed as of the date of dissolution, and a report shall promptly be furnished to all Partners.

(b) For purposes of this Section 14.03 to the extent that depreciation or amortization deductions takern by a Partner shall cause a deficit in such Partner's capital amount, such deficit to the extent of the amount of any depreciation or amortization so taken shall not be deemed an assest of the Limited Partnership or the personal liability of such Partner.

                                   Section 15.

                                 Miscellaneous.
                                 --------------

15-01 Notices
-------------

     Except as otherwise provided herein, all notices, demands, requests, consents, or other communications required or permitted to be given or made under this Agreement shall be in writing (including telex, telefax and telegraphic communication) and shall be (as elected by the party giving notice) either mailed by first class, certified mail, return receipt requested, hand delivered, or by overnight Carrier to the party to whom such communication is addressed. Notice shall be effective (i) on the date delivered if by personal delivery, (ii) on the date telecommunicated if by telegraph or by telefax with confirmed answer back and (iv) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if by mail. Such communications shall he addressed to the address set forth in this Agreement or any other address of which prior written notice has been given to the Managing Partner.

15.02 Serverability.
--------------------

     Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not effect the validity or legality of the remainder hereof,

15.03 Captions.
---------------

     Paragraph captions contained in this Agreementt are inserted only as a matter of convenience and for reference and in no way deface, limit or extend or describe the scope of this Agreement or the intent of any provision hereof

15.04 Person and Gender.
------------------------

     The masculine gender shall include the feminine and neuter genders, the singular shall include the plural.


15.05 Binding Agrement
----------------------

     Subject to the restrictions on assignment herein contained, and provisions of this Agreement shall be binding upon, and inure to the benefit of the successors, assigns, personal representatives, estates, hers and legatees of the respective Partners.


15.06 Applicable Law.
---------------------

     Notwithstanding the place where this Agreement may be executed by any of thee parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of this state. To the extent permitted by governing law, this Agreement shall control over provisions of the Limited Partnership Act which are inconsistent with the provisions of this Agreement..


15.07 Entire Agreement
----------------------

     This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or agreement, oral or written, with respect thereto.


15.08 Agreement in Counterparts
-------------------------------


     This Agreement may be executed in several counterparts and all so executed shall constitute aon Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or thee same counterpart.


IN WITNESS WHEREOF, the parties hereto have entered into and sworn to this Agreement as of the date first above written.

WITNESS


_________________               Fairdan  Suites,  Inc.,
                                a Florida corporation
_________________               by /s/Lola Thomas
                                   --------------
                                   Lota Thomas,
                                   President

_________________               The R&S Group

_________________               by_________________

     Subject to the restrictions on assignment herein contained, and provisions of this Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, personal representatives, estates, heirs and legatees of the respective Partners.


15.06 Applicable Law.                                              .
--------------------------------------------------------------------


     Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of this State. To the extent permitted by governing law, this Agreement shall control over provisions of the Limiter Partnership Act which are inconsistent with the provisions of this Agreement.


15-07 Entire Agreement.
----------------------



     This Agreement constitutes the entire agreement of the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or agreement, oral or written, with respect thereto.

15-08 Agreement in Counterparts.
-------------------------------


     This Agreement may be executed in several counterparats and all so executed shall constitute on Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.
     IN WITNESS WHEREOF, the parties hereto have entered into and sworn to this Agreement as of the date first above written.


WITNESS

______________                              TG Group

______________                              by_____________________


______________                              The R&S Group

______________                              by /s/Maurice Furlong
                                               ------------------
                                               Maurice Furlong
                                               Director